Exhibit 10.2

Execution Version

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as August 7, 2015 to that certain Credit Agreement dated March 31, 2011, as amended and restated on May 17, 2011 and as further amended and restated on September 14, 2012 and on March 1, 2013 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Effective Date, the “Existing Credit Agreement”, and as further amended by this Amendment, the “Credit Agreement”), by and among DELPHI CORPORATION, a Delaware corporation (the “Borrower”), DELPHI AUTOMOTIVE PLC, a public limited company organized under the laws of Jersey (“Parent”), DELPHI AUTOMOTIVE LLP, a limited liability partnership formed under the laws of England and Wales (“UK Holdco”), DELPHI AUTOMOTIVE HOLDINGS US LIMITED (formerly Delphi Holdings S.a.r.l.), a limited company organized under the laws of Jersey (“Intermediate Holdco”), JPMORGAN CHASE BANK, N.A. as Administrative Agent, Collateral Agent, Swingline Lender and Issuing Bank, and the other financial institutions and the Lenders from time to time party thereto. Capitalized terms not otherwise defined herein having the definitions provided therefor in the Existing Credit Agreement.
W I T N E S S E T H:
WHEREAS, Parent intends to acquire (the “Acquisition”) all of the issued and to be issued ordinary shares of HellermannTyton Group PLC, a public limited company organized under the laws of England and Wales (the “Target”);
WHEREAS, in connection with the Acquisition, a senior bridge credit agreement, dated as of July 30, 2015, among Parent and the Borrower, as borrowers thereunder, UK Holdco and Intermediate Holdco, as parent guarantors, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent was entered into (as amended, restated, amended and restated, supplemented or otherwise modified, the “Bridge Credit Agreement”);
WHEREAS, Section 9.02 of the Existing Credit Agreement permits any Loan Document to be amended by the Borrower and the Administrative Agent with the consent of the Required Lenders;
WHEREAS, in connection with the entry into the Bridge Credit Agreement, the Borrower, the Administrative Agent and the Required Lenders have agreed to amend the Existing Credit Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Amendment. (a) Subject to the occurrence of (x) the Effective Date (as defined below) and (y) (i) with respect to the Reversion Date Amendments (as defined below), the Reversion Date and (ii) with respect to the Collateral Amendments (as defined below), the Collateral Reinstatement Date, the parties hereto hereby agree to amend the Existing Credit Agreement as follows:
i.     Specified Acquisition Definition. Section 1.01 is amended to insert the following new definition in its appropriate alphabetical order:
“Specified Acquisition” means the acquisition by Parent of HellermannTyton Group PLC, a public limited company organized under the laws of England and Wales, by way of a Scheme or an Offer (in each case, as defined in the Bridge Credit Agreement).

ii.    Bridge Credit Agreement Definition. Section 1.01 is amended to insert the following new definition in its appropriate alphabetical order:
“Bridge Credit Agreement” means that certain £550,000,000 senior bridge credit agreement, dated as of July 30, 2015, among Parent and the Borrower, as borrowers thereunder, UK Holdco and Intermediate Holdco, as parent guarantors, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent.
iii.    Application of certain of the Mandatory Prepayments. Clause (v) of Section 2.10(b) is amended by adding the following new language to the end of such subsection:
; provided that, with respect to any prepayment under Section 2.10(b)(ii), the Borrower may use a portion of the Net Cash Proceeds from such Asset Sale or Casualty Event to prepay or repurchase any other senior Indebtedness (i) under the Bridge Credit Agreement or (ii) that is secured on a pari passu basis with the Loans (any Indebtedness referred to in clauses (i) and (ii), the “Applicable Other Indebtedness”) to the extent required or permitted pursuant to the terms of the documentation governing such Applicable Other Indebtedness, in which case, the amount of the prepayment required to be offered with respect to such Net Cash Proceeds pursuant to Section 2.10(b)(ii) shall be deemed to be the amount equal to the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Term Loans and the denominator of which is the sum of the outstanding principal amount of such Applicable Other Indebtedness and the outstanding principal amount of such Term Loans.

iv.    Negative Covenant Regarding Indebtedness. Clause (x) of subsection (w) of Section 6.01 is amended and restated in its entirety to read as follows:
(x) Indebtedness of the Loan Parties incurred or, solely in respect of the Bridge Credit Agreement, committed during a Covenant Suspension Period and
v.    Negative Covenant Regarding Liens. Subsection (t) of Section 6.02 is amended by adding the following new language to the end of such subsection:
, and provided further that the aggregate principal amount of obligations that may be secured pursuant to this clause (t) shall be increased to the extent necessary to permit any Lien required to be granted in favor of the Administrative Agent (as defined in the Bridge Credit Agreement) to secure the Obligations under the Bridge Credit Agreement (as defined therein as of July 30, 2015) following the occurrence of a Collateral Reinstatement Date;
vi.    Negative Covenant Regarding Investments. Subsection (w) of Section 6.05 is amended and restated in its entirety to read as follows:
(w) any Investments made or, solely in respect of the Specified Acquisition, contractually committed during a Covenant Suspension Period.
vii.    Intercreditor Agreements Regarding the Bridge Credit Agreement. The fourth and last paragraph of Section 9.02(b) is amended by (1) deleting the period at the end of the last sentence and (2) adding the following clause to the end of the paragraph:
and any pari passu lien intercreditor agreement with the holders of the Obligations (as defined in the Bridge Credit Agreement) or any Permitted Refinancing Indebtedness in respect thereto, in each case, in form and substance reasonably satisfactory to the Administrative Agent.
(b)    For the purposes of this Amendment, “Collateral Amendments” shall mean the amendments described in (i) Section 1(a)(v) and (ii) Section 1(a)(vii) above and “Reversion Date Amendment” shall mean the amendments described in Section 1(a)(iii) above.
Section 2.    Conditions to Effectiveness. Without prejudice to Section 1(a)(y), this Amendment shall become effective on the date (the “Effective Date”) when, and only when, the following conditions shall have been satisfied or waived:
i.    the Administrative Agent shall have received a counterpart of this Amendment executed by the Administrative Agent, the Borrower and Lenders constituting the Required Lenders; and
ii.    on and as of the Effective Date (i) no Default shall have occurred and be continuing and (ii) the representations and warranties in the Credit

Agreement shall be true and correct in all material respects, except where any representation or warranty is expressly made as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.
Section 3.    Reference to and Effect on the Loan Documents. Without prejudice to clause (y) of Section One, on and after the Effective Date, each reference in the Credit Agreement, to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment, and each reference in each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. This Amendment shall constitute a Loan Document. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
Section 4.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission (such as “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.
Section 5.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York (without regard to the conflict of law principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby).
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

DELPHI CORPORATION,
as the Borrower

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

The undersigned Lender hereby irrevocably and unconditionally approves the Amendment.

[INSERT NAME OF LENDER]
,
as a Lender

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title: